AMENDMENT TO RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMENT FOR THE PURPOSE OF REMOVING SAVOS INVESTMENTS TRUST AND ITS SERIES

October 10, 2022

iShares ETFs:
Email: Group12d14@blackrock.com
BlackRock Mutual Funds and Active ETFs:
Email: GroupOfficeofRegisteredFunds@blackrock.com

RE:    Removal of Savos Investments Trust and its series from Fund of Funds Investment Agreement

Dear Sirs and Madams:

This letter will confirm an amendment (“Amendment”) to the agreement dated as of January 19, 2022, between GPS Funds I, GPS Funds II and Savos Investments Trust, each on behalf of itself and each of its separate series, severally and not jointly (each, an “Acquiring Fund”), and the BlackRock ETF Trust, BlackRock ETF Trust II, iShares Trust, iShares, Inc. and iShares U.S. ETF Trust, each on behalf of itself and each of its separate series, severally and not jointly, (each, an “Acquired Fund”).

WHEREAS, GPS Funds I, GPS Funds II and Savos Investments Trust and the BlackRock ETF Trust, BlackRock ETF Trust II, iShares Trust, iShares, Inc. and iShares U.S. ETF Trust (collectively, the “Parties” and individually, a “Party”) entered into a Fund of Funds Investment Agreement dated as of January 19, 2022 (the “Agreement”), each on behalf of its separate series listed on Schedule A and Schedule B of the Agreement, severally and not jointly;

WHEREAS, the Parties desire to terminate the Agreement as between Savos Investments Trust and the BlackRock ETF Trust, BlackRock ETF Trust II, iShares Trust, iShares, Inc. and iShares U.S. ETF Trust to Section 9 of the Agreement;

WHEREAS, the Parties desire to amend Schedule A of the Agreement to remove Savos Investment Trust and its separate series, Savos Dynamic Hedging Fund, as an Acquiring Fund pursuant to Section 9 of the Agreement;

WHEREAS, Sections 6 and 7 of the Agreement provide for the amendment or modification of the Agreement by a written document signed by an authorized representative of each Party;

NOW, THEREFORE, the Parties hereby agree as follows, effective as of the date hereof:

1.This Amendment shall constitute notice of termination of the Agreement between Savos Investments Trust and the BlackRock ETF Trust, BlackRock ETF Trust II,

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iShares Trust, iShares, Inc. and iShares U.S. ETF Trust pursuant to Section 9(b) of the Agreement, effective as of October 10, 2022. For the avoidance of doubt, it is the intent of the Parties that the Agreement as between GPS Funds I and GPS Funds II and the BlackRock ETF Trust, BlackRock ETF Trust II, iShares Trust, iShares, Inc. and iShares U.S. ETF Trust shall remain in full force and effect.

2.In accordance with the forgoing, Schedule A that is part of the Agreement is hereby deleted in its entirety and replaced with the Amended and Restated Schedule A attached to this Amendment.

3.Except as modified by this Amendment, the Agreement shall otherwise remain in full force and effect.

4.This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form, and the Parties hereby adopt as original any signatures received via electronically transmitted form.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

GPS Funds I, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:	/s/ Patrick Young
Name:	Patrick Young
Title	Treasurer

GPS Funds II, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:	/s/ Patrick Young
Name:	Patrick Young
Title	Treasurer

Savos Investment Trust, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:	/s/ Patrick Young
Name:	Patrick Young
Title	Treasurer

BlackRock ETF Trust and BlackRock ETF Trust II, on behalf of itself and each of its series listed on Schedule B, severally and not jointly

By:	/s/ Jennifer McGovern
Name:	Jennifer McGovern
Title	Vice President

iShares Trust, iShares, Inc. and iShares U.S. ETF Trust, on behalf of itself and each of its series listed on Schedule B, severally and not jointly

By:	/s/ Shannon Ghia
Name:	Shannon Ghia
Title	Assistant Secretary

Amended and Restated Schedule A as of October 10, 2022: Acquiring Funds

GPS Funds I
GuideMark Large Cap Core Fund
GuideMark Emerging Markets Fund
GuideMark Small/Mid Cap Core Fund
GuideMark World ex-US Fund
GuideMark Core Fixed Income Fund

GPS Funds II
GuidePath Growth Allocation Fund
GuidePath Conservative Allocation Fund
GuidePath Tactical Allocation Fund
GuidePath Absolute Return Allocation Fund
GuidePath Multi-Asset Income Allocation Fund
GuidePath Flexible Income Allocation Fund
GuidePath Conservative Income Fund
GuidePath Income Fund
GuidePath Growth and Income Fund